569053.5
                                                          [Execution]











                            $100,000,000

                     REVOLVING CREDIT AGREEMENT

                    Dated as of October 26, 1999

                                among

                   RAYMOND JAMES FINANCIAL, INC.,
                            as Borrower,


                      THE LENDERS NAMED HEREIN,


                            BANK ONE, NA,
                      as Administrative Agent,


                           CITIBANK, N.A.,
                        as Syndication Agent,

               BANK OF AMERICA, NATIONAL ASSOCIATION,
                     as Co-Documentation Agent,

                                 and

                      THE CHASE MANHATTAN BANK,
                      as Co-Documentation Agent







                         TABLE OF CONTENTS


ARTICLE I

     DEFINITIONS                                                 1

ARTICLE II

     THE CREDITS                                                12
     2.1. Advances                                              12
     2.2. Ratable Loans                                         12
     2.3. Types of Advances                                     12
     2.4. Facility Fee; Reductions in Aggregate Commitment      12
     2.5. Minimum Amount of Each Advance                        13
     2.6. Optional Principal Payments                           13
     2.7. Method of Selecting Types and Interest Periods for New
     Advances                                                   13
     2.8. Conversion and Continuation of Outstanding Advances   13
     2.9. Changes in Interest Rate, etc                         14
     2.10.                          Rates Applicable After Default    14
     2.11.                                       Method of Payment    15
     2.12.                                      Telephonic Notices    15
     2.13.          Interest Payment Dates; Interest and Fee Basis    15
     2.14.Notification of Advances, Interest Rates, Prepayments and Commitment
     Reductions                                                 15
     2.15.                                   Lending Installations    16
     2.16.                       Non-Receipt of Funds by the Agent    16
     2.17.            Noteless Agreement; Evidence of Indebtedness    16
     2.18.                  Extension of Facility Termination Date    17
     2.19.                                   Replacement of Lender    17

ARTICLE III

     YIELD PROTECTION; TAXES                                    18
     3.1. Yield Protection                                      18
     3.2. Changes in Capital Adequacy Regulations               19
     3.3. Availability of Types of Advances                     19
     3.4. Funding Indemnification                               19
     3.5. Taxes                                                 19
     3.6. Lender Statements; Survival of Indemnity              21

ARTICLE IV

     CONDITIONS PRECEDENT                                       22
     4.1. Initial Loans                                         22
     4.2. Each Future Advance                                   23

ARTICLE V

     REPRESENTATIONS AND WARRANTIES                             23
     5.1. Corporate Existence; Conduct of Business              23
     5.2. Authorization and Validity                            24
     5.3. Compliance with Laws and Contracts                    24
     5.4. Governmental Consents                                 24
     5.5. Financial Statements                                  25
     5.6. Material Adverse Change                               25
     5.7. Taxes                                                 25
     5.8. Litigation and Contingent Obligations                 25
     5.9. Subsidiaries                                          26
     5.10.                                                   ERISA    26
     5.11.                                                Defaults    26
     5.12.                             Federal Reserve Regulations    26
     5.13.      Investment Company; Public Utility Holding Company    26
     5.14.                                 Ownership of Properties    26
     5.15.                                     Material Agreements    26
     5.16.                                               Year 2000    27
     5.17.                                               Insurance    27
     5.18.                                              Disclosure    27

ARTICLE VI

     COVENANTS                                                  27
     6.1. Financial Reporting                                   27
     6.2. Use of Proceeds                                       28
     6.3. Notice of Default                                     29
     6.4. Conduct of Business                                   29
     6.5. Taxes                                                 29
     6.6. Insurance                                             29
     6.7. Compliance with Laws                                  29
     6.8. Maintenance of Properties                             29
     6.9. Inspection                                            29
     6.10.                                               Year 2000    30
     6.11.                               Ownership of Subsidiaries    30
     6.12.                                            Indebtedness    30
     6.13.                                                  Merger    30
     6.14.                                          Sale of Assets    31
     6.15.                            Investments and Acquisitions    31
     6.16.                                  Contingent Obligations    31
     6.17.                                                   Liens    32
     6.18.                                              Affiliates    32
     6.19.              Change in Corporate Structure; Fiscal Year    32
     6.20.                                 Inconsistent Agreements    33
     6.21.                                    Financial Covenants.    33
          6.21.1                        Minimum Tangible Net Worth    33
          6.21.2                             Double Leverage Ratio    33
          6.21.3                                   RJA Net Capital    33
          6.21.4                                  RJFS Net Capital    33
          6.21.5                       RJA/RJFS Excess Net Capital    33

ARTICLE VII

     DEFAULTS                                                   33
     7.1. Representation or Warranty                            33
     7.2. Non-Payment                                           34
     7.3. Specific Defaults                                     34
     7.4. Other Defaults                                        34
     7.5. Cross-Default                                         34
     7.6. Insolvency; Voluntary Proceedings                     34
     7.7. Involuntary Proceedings                               34
     7.8. Condemnation                                          34
     7.9. Judgments                                             35
     7.10.                                       Change in Control    35
     7.11.                                                    SIPC    35
     7.12.                                   Broker-Dealer License    35
     7.13.                                                   ERISA    35

ARTICLE VIII

     ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES             35
     8.1. Acceleration                                          35
     8.2. Amendments                                            36
     8.3. Preservation of Rights                                36

ARTICLE IX

     GENERAL PROVISIONS                                         36
     9.1. Survival of Representations                           36
     9.2. Governmental Regulation                               37
     9.3. Headings                                              37
     9.4. Entire Agreement                                      37
     9.5. Several Obligations; Benefits of this Agreement       37
     9.6. Expenses; Indemnification                             37
     9.7. Numbers of Documents                                  37
     9.8. Accounting                                            38
     9.9. Severability of Provisions                            38
     9.10.                                 Nonliability of Lenders    38
     9.11.                                         Confidentiality    38
     9.12.                                             Nonreliance    38
     9.13.                                              Disclosure    38
     9.14.                                           CHOICE OF LAW    39
     9.15.                                 CONSENT TO JURISDICTION    39
     9.16.                                    WAIVER OF JURY TRIAL    39

ARTICLE X

     THE AGENT                                                  39
     10.1.                     Appointment; Nature of Relationship    39
     10.2.                                                  Powers    40
     10.3.                                        General Immunity    40
     10.4.              No Responsibility for Loans, Recitals, etc    40
     10.5.                       Action on Instructions of Lenders    40
     10.6.                        Employment of Agents and Counsel    41
     10.7.                          Reliance on Documents; Counsel    41
     10.8.               Agent's Reimbursement and Indemnification    41
     10.9.                                       Notice of Default    41
     10.10.                                     Rights as a Lender    41
     10.11.                                 Lender Credit Decision    42
     10.12.                                        Successor Agent    42
     10.13.                                            Agent's Fee    43
     10.14.                               Delegation to Affiliates    43
     10.15.        Syndication Agent, Co-Documentation Agents, etc    43

ARTICLE XI

     SETOFF; RATABLE PAYMENTS                                   43
     11.1.                                                  Setoff    43
     11.2.                                        Ratable Payments    43

ARTICLE XII

     BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS          44
     12.1.                                  Successors and Assigns    44
     12.2.                                         Participations.    44
          12.2.1                    Permitted Participants; Effect    44
          12.2.2                                     Voting Rights    44
          12.2.3                                 Benefit of Setoff    45
     12.3.                                            Assignments.    45
          12.3.1                             Permitted Assignments    45
          12.3.2                            Effect; Effective Date    45
     12.4.                            Dissemination of Information    46
     12.5.                                           Tax Treatment    46

ARTICLE XIII

     NOTICES                                                    46
     13.1.                                                 Notices    46
     13.2.                                       Change of Address    46


                             EXHIBITS

Exhibit A      Compliance Certificate
Exhibit B      Assignment Agreement


                             SCHEDULES

Schedule I -   Material Subsidiaries
Schedule II    -    Existing Indebtedness

                    REVOLVING CREDIT AGREEMENT


     This REVOLVING CREDIT AGREEMENT, dated as of October 26, 1999, is among RAYMOND JAMES FINANCIAL, INC., a Florida corporation, the Lenders (as hereinafter defined), BANK ONE, NA, a national banking association having its headquarters in Chicago, Illinois, individually and as administrative agent (the "Agent"), CITIBANK, N.A., individually and as syndication agent (the "Syndication Agent"), BANK OF AMERICA, NATIONAL ASSOCIATION, individually and as co-documentation agent ("Co-Documentation Agent"), and THE CHASE MANHATTAN BANK, individually and as co-documentation agent ("Co-Documentation Agent").

                         R E C I T A L S:

     A. The Borrower has requested the Lenders to provide a revolving credit facility to it in the aggregate principal amount of $100,000,000, the proceeds of which the Borrower will use for general corporate purposes, including without limitation friendly acquisitions, share repurchases and asset purchases; and

     B. The Lenders are willing to extend such credit facility on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                             ARTICLE I

                            DEFINITIONS

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division or line of business thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a borrowing pursuant to Section 2.1 consisting of the aggregate amount of the several Loans made on the same Borrowing Date by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "Advisers Act" means the Investment Advisers Act of 1940, as amended.

     "Affected Lender" is defined in Section 2.19.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One in its capacity as administrative agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor administrative agent appointed pursuant to Article X.

     "Agents" means and includes the Agent, the Syndication Agent and the Co-Documentation Agents.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder. The initial Aggregate Commitment is $100,000,000.

     "Aggregate Debit Items" means, at any time, "aggregate debit items" computed in accordance with Rule 15c3-1.

     "Aggregate Indebtedness" means, at any time, "aggregate indebtedness" computed in accordance with Rule 15c3-1.

     "Agreement" means this Revolving Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the Financial Statements.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, or (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized  Officer"  means  any  of  the  chief   executive
officer, president, chief financial officer or controller of the Borrower, acting singly.

     "Bank One" means Bank One, NA, a national banking association
having   its  principal  office  in  Chicago,  Illinois,  in   its
individual capacity, and its successors.

     "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

     "Borrower" means Raymond James Financial, Inc., a Florida corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.7.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "CEA" means the Commodity Exchange Act, as amended from time to time.

     "CFTC" means the Commodities Future Trading Commission and any successor entity.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change" is defined in Section 3.2.

     "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of a merger or consolidation, of beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Exchange Act) of 30% or more of the outstanding shares of voting stock of the Borrower, or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower. For purposes of making the calculation in clause (a) above, an "acquisition" shall not include a transfer of shares by a shareholder or his estate to members of his immediate family (spouse, children, grandchildren, spouses of children or grandchildren) or to trusts for the benefit of the shareholder or members of his immediate family.

     "Closing Date" is defined in Section 4.1.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commission" means the Securities and Exchange Commission and any successor entity.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below and as set forth in any assignment which has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Compliance Certificate" means a certificate executed by an Authorized Officer substantially in the form of Exhibit A hereto.

     "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as a general partner of a partnership with respect to the liabilities of the partnership.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.8.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, Bank One Corporation, from time to time, changing when and as said corporate base rate or prime rate changes.

     "Default" means an event described in Article VII.

     "Double Leverage Ratio" means, at any time, as calculated for the Borrower on a parent-only basis in accordance with Agreement Accounting Principles, the ratio of (a) investment in Subsidiaries to (b) the shareholders' equity of the Borrower.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emission, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "Eurodollar  Advance"  means  an  Advance  which,  except  as
otherwise  provided  in  Section  2.10,  bears  interest  at   the
Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in Section 2.10, bears interest at the Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of
(i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) 0.50% per annum.

     "Excess Net Capital" means, at any time, "excess net capital" computed in accordance with Rule 15c3-1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it by (a) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (b) any jurisdiction in which such Lender or the Agent maintains a lending office.

     "Extension Date" is defined in Section 2.18.

     "Extension Period" is defined in Section 2.18.

     "Extension Request" is defined in Section 2.18.

     "FOCUS Report" means, for any Person, the Financial and Operational Combined Uniform Single Report required to be filed on a monthly or quarterly basis, as the case may be, with the Commission or the NYSE, or any report that is required in lieu of such report.

     "Facility Fee" is defined in Section 2.4.

     "Facility Termination Date" means October 24, 2000 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.18 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Statements" is defined in Section 5.5.

     "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

     "Fiscal Year" means the twelve-month accounting period ending on the last Friday in September of each year.

     "Floating  Rate  Advance" means an Advance which,  except  as
otherwise  provided  in  Section  2.10,  bears  interest  at   the
Alternate Base Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.10, bears interest at the Alternate Base Rate.

     "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit, and (h) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two or three months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two or three months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any (a) loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; (c) any deposit accounts and certificate of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person; provided, however, that in regard to clauses (b), (c) and (d), "Investment" shall not include any such securities, accounts or instruments owned or acquired by the Borrower or its Subsidiaries in the ordinary course of its business as heretofore conducted, including but not limited to the market making activities of RJA.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or otherwise selected by such Lender or the Agent pursuant to Section 2.15.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement, any Notes issued pursuant to Section 2.17 and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

     "MSRB" means the Municipal Securities Rulemaking Board and any successor entity.

     "Margin Stock" has the meaning assigned to that term under Regulation U.

     "Material Adverse Effect" means a material adverse effect  on
(a) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

      "Material Subsidiary" means (a) any of the Subsidiaries listed on Schedule I hereto and (b) in the case of any specified condition or event, any other Subsidiary or group of other Subsidiaries (i) each of which has suffered such condition or event to occur and (ii) that in the aggregate represents five percent (5%) or more of the net revenues or the consolidated assets of the Borrower and its Subsidiaries, as reflected in the then most recent financial statements delivered pursuant to
Section 6.1(a) or (b).

     "NASD"  means the National Association of Securities Dealers,
Inc.

     "NYSE" means the New York Stock Exchange, Inc.

     "Net Capital" means, at any time, "net capital" computed in accordance with Rule 15c3-1.

     "Net Income" means, for any computation period, with respect to the Borrower on a consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with Agreement Accounting Principles.

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.17.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

     "Other Taxes" is defined in Section 3.5(ii).

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each March, June, September and December.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any Governmental Authority.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances.

     "Purchasers" is defined in Section 12.3.1.

     "RJA"  means  Raymond  James  &  Associates,  Inc.  and   any
successor entity.

     "RJFS" means Raymond James Financial Services, Inc. and any successor entity.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official
interpretation  of  such  Board  of  Governors  relating  to   the
extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Reportable  Event" means a reportable event  as  defined  in
Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of
Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.

     "Rule 15c3-1" means Rule 15c3-1 of the General Rules and Regulations as promulgated by the Commission under the Exchange Act, as such rule may be amended from time to time, or any rule or regulation of the Commission which replaces Rule 15c3-1.

     "Rule 15c3-3" means Rule 15c3-3 of the General Rules and Regulations as promulgated by the Commission under the Exchange Act, as such rule may be amended from time to time, or any rule or regulation of the Commission which replaces Rule 15c3-3.

     "SIPA" means the Security Investor Protection Act of 1970, as amended.

     "SIPC" means the Securities Investor Protection Corporation or any successor entity.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Self-Regulatory Organization" has the meaning assigned to such term in Section 3(a)(26) of the Exchange Act.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled, or (c) any other corporation or entity which for financial reporting purposes is consolidated with the Borrower in accordance with Agreement Accounting Principles. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 15% of the consolidated net sales or Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

     "Tangible  Net  Worth" means, at any date,  the  consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles, less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to June 30, 1999 in the book value of any asset owned by the Borrower or a consolidated Subsidiary, and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "Term Credit Agreement" means the $50,000,000 Term Credit Agreement of even date herewith among the Borrower, the Agent and the Lenders providing for a three-year term loan, subject to extension, as such agreement may be amended, modified or restated and in effect from time to time.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

     "Year 2000 Program" is defined in Section 5.16.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                            ARTICLE II

                            THE CREDITS

     2.1. Advances. (a) From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of
its  Commitment.   Subject to the terms  of  this  Agreement,  the
Borrower may borrow, repay and reborrow Advances at any time prior
to  the  Facility  Termination  Date.   The  Commitments  to  lend
hereunder shall expire on the Facility Termination Date.

           (b)The Borrower hereby agrees that if at any time, as a result of reductions in the Aggregate Commitment pursuant to
Section  2.4  or  otherwise, the aggregate balance  of  the  Loans exceeds the Aggregate Commitment, the Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess.

           (c)Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.2. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio
that   their   respective  Commitments  bear  to   the   Aggregate
Commitment.

2.3. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.7 and 2.8.
2.4. Facility Fee; Reductions in Aggregate Commitment. (a) The Borrower agrees to pay to the Agent for the account of each Lender a facility fee (the "Facility Fee") in an amount equal to 0.125% per annum times the daily average Commitment of such Lender (regardless of usage) from the date hereof to and including the Facility Termination Date, payable quarterly in arrears on the last Business Day of each calendar quarter hereafter and on the Facility Termination Date. All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.
           (b)The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances.

     2.5. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that (a) any Floating Rate Advance may be in the amount of the unused Aggregate Commitment and (b) in no event shall more than five (5) Eurodollar Advances be permitted to be outstanding at any time.

2.6. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.
2.7. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:
           (a)the Borrowing Date of such Advance, which shall be a Business Day;

           (b)the aggregate amount of such Advance;

           (c)the Type of Advance selected; and

           (d)in   the  case  of  each  Eurodollar  Advance,   the
Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.8. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.8 or are repaid in accordance with Section 2.6. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.6 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or of the continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

           (a)the   requested   date   of   such   conversion   or
continuation, which shall be a Business Day;

           (b)the aggregate amount and Type of the Advance which is to be converted or continued; and

           (c)the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

     2.9. Changes in Interest Rate, etc. (a) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.8, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.8, at a rate per annum equal to the Alternate Base Rate. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.7 and 2.8 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

            (b) Notwithstanding anything to the contrary contained in this Agreement, any Advances made or converted into Floating Rate Advances during the period from and including December 1, 1999 through and including January 31, 2000 will bear interest at a rate per annum during such period equal to the highest of (i) the Corporate Base Rate for each day during such period, (ii) the sum of the Federal Funds Effective Rate for each day during such period plus .50% per annum, or (iii) the sum of the then current Federal Reserve Board Open Market Committee's "Target Fed Funds Rate" for each day during such period plus 1.50% per annum.

     2.10. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.7 or 2.8, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Eurodollar Advance and Floating Rate Advance shall bear interest (for the remainder of the applicable Interest Period in the case of Eurodollar Advances) at a rate per annum equal to the Alternate Base Rate plus two percent (2%) per annum; provided, however, that such increased rate shall automatically and without action of any kind by the Lenders become and remain applicable until revoked by the Required Lenders in the event of a Default described in Section 7.6 or 7.7.

2.11. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.
2.12. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuance Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.
2.13.     Interest Payment Dates; Interest and Fee Basis.
Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which a Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
2.14. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
2.15. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.
2.16. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the amount of a Loan, or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and thereafter, the interest rate applicable to the relevant Loan, or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
2.17. Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
           (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

           (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded (and, in the case of any inconsistency between the records of the Agent and any Lender, the records of the Agent shall be the prima facie evidence that controls with respect to the Borrower); provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

           (d) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form incorporating the terms of this Agreement supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above. The execution and delivery of each Note shall take place at the principal office of the Agent in Chicago or such other place agreed to by the parties.

     2.18. Extension of Facility Termination Date. The Borrower may request an extension of the Facility Termination Date by submitting a request for an extension to the Agent (an "Extension Request") no more than 45 days, but no less than 30 days, prior to
the  then  effective  Facility Termination Date.   Each  extension
effected pursuant to this Section 2.18 shall commence on the  then
effective  Facility Termination Date (the "Extension Date").   The
Extension Request must specify the new Facility Termination Date requested by the Borrower, which date shall be no more than 364 days (the "Extension Period") after the Extension Date, including the Extension Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent to the Agent no earlier than 30 days prior to the then effective Facility Termination Date and no later than 20 days after receipt of the Extension Request. In the event that a Lender shall fail to notify the Agent within such period as to whether it agrees to the Extension Request, such Lender shall be deemed to have refused the Extension Request. If the consent of the Required Lenders is timely received by the Agent, the new Facility Termination Date specified in the Extension Request shall become effective on the Extension Date as to such consenting Lenders only (and not as to any Lender which has not consented to such extension), and the Agent shall promptly notify the Borrower and each consenting Lender of the new Facility Termination Date and new Aggregate Commitment. Notwithstanding anything contained in this Agreement to the contrary, (a) all Obligations hereunder owing to the non-extending Lenders shall be due and payable on the Facility Termination Date without giving effect to any requested extension,
(b) the Aggregate Commitment as of the commencement of the Extension Period shall be reduced to an amount equal to the sum of the Commitments of the Lenders ultimately consenting to the
Extension  Request,  and  (c)  each  Lender  may,  in   its   sole
discretion, grant or deny its consent with respect to any proposed Extension Request. Any Lender not granting the Extension Request shall, if the Borrower has selected an assignee for such Lender reasonably acceptable to the Agent prior to the Extension Date, promptly assign to such assignee its rights and obligations hereunder in respect of all or that portion of such Lender's
Commitment  as  such  assignee  is  willing  to  accept,  all   in
accordance with Section 12.3.

     2.19. Replacement of Lender. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (a) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit B at par and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (b) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.l, 3.2 and 3.5, and an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.


                            ARTICLE III

                      YIELD PROTECTION; TAXES

     3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than the amount of reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.
3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.
3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.
       (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

      (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to
Section 3.6.

      (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

       (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

       (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

       (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate
Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the
Borrower  of  such  written statement.   The  obligations  of  the
Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


                            ARTICLE IV

                       CONDITIONS PRECEDENT

     4.1. Initial Loans. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied, in each case on a date (the "Closing Date") on or before October 30, 1999:

           (a)Charter Documents; Good Standing Certificates. Copies of the certificate of incorporation of the Borrower, together with all amendments thereto, certified by the Secretary of State of Florida, together with good standing certificates (i) as to the Borrower, from the State of Florida and (ii) as to RJA, from the States of Florida, New York and Michigan.

           (b)By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party.

           (c)Secretary's Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

           (d)Officer's Certificate. A certificate, dated the date of this Agreement, signed by the chief financial officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the making of any Loans hereunder) no Default or Unmatured Default has occurred and is continuing and (ii) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of such date.

           (e)Legal Opinion. A favorable written opinion of Paul Matecki, Esq., Senior Vice President and Corporate Counsel to the Borrower, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

           (f)Loan Documents. Executed originals of this Agreement, each of the other Loan Documents (including any Notes requested by a Lender pursuant to Section 2.17 payable to the order of such requesting Lender), and the Term Credit Agreement, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

           (g)Financial  Statements.   Copies  of  the   Financial
Statements  and the RJA/RJFS FOCUS Reports referred to in  Section
5.5.

           (h)Letter of Direction. Written money transfer instructions with respect to the initial Advance and, until otherwise instructed, as to future Advances in form and substance acceptable to the Agent signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

           (i)Year 2000 Program. Information satisfactory to the Agent regarding the Borrower's Year 2000 Program.

           (j)Payment of Fees. The Borrower shall have paid all accrued and unpaid fees, costs and expenses to the extent due and payable on or prior to the execution of this Agreement, including, but not limited to, the fees referred to in Section 10.13 and, to the extent invoiced, the attorneys' fees, time charges and disbursements referred to in Section 9.6.

           (k)Other. Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

     4.2. Each Future Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

           (a)There exists no Default or Unmatured Default and none would result from such Advance;

           (b)The  representations  and  warranties  contained  in
Article V are true and correct as of such Borrowing Date, including the representations and warranties set forth in Section
5.6 and the first sentence of Section 5.8; and

           (c)A   Borrowing  Notice  shall  have   been   properly
submitted.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2 have been satisfied. Any Lender may require a duly completed Compliance Certificate as a condition to making an Advance.


                             ARTICLE V

                  REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1. Corporate Existence; Conduct of Business. Each of the Borrower and each Material Subsidiary (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified will not have a Material Adverse Effect, and (c) has all requisite corporate power, and possesses all licenses, registrations and authorizations from and with any Governmental Authority, Self-Regulatory Organization or securities exchange, necessary or material to the conduct of its business as now or presently proposed to be conducted. RJA and RJFS each is (i) duly registered with the Commission as a broker-dealer under the Exchange Act, (ii) a member in good standing of the NASD and, as to RJA, a member organization in good standing of the NYSE, (iii) not in arrears in regard to any assessment made upon it by the SIPC, and (iv) has received no notice from the Commission, NASD, MSRB, CFTC or any other Governmental Authority, Self-Regulatory Organization or securities exchange of any alleged rule violation or other circumstance which could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Financial Statements.

5.2. Authorization and Validity. The Borrower has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver each of the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity limiting the availability of equitable remedies.
5.3. Compliance with Laws and Contracts. The Borrower and its Subsidiaries (including RJA and RJFS) have complied in all material respects with all applicable laws, statutes, and rules, regulations, orders and decrees or restrictions of any Governmental Authority, Self-Regulatory Organization or securities exchange having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties (including, without limitation, the Exchange Act, the Advisers
Act, the Investment Company Act, the CEA, and the applicable rules and regulations of the Commission, NASD, NYSE, MSRB and CFTC), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Borrower and its Material Subsidiaries are in compliance with all applicable capital requirements of all Governmental Authorities (including, without limitation, Rule 15c3-
1). Neither the execution and delivery by the Borrower of the Loan Documents, the application of the proceeds of the Loans, the consummation of any transaction contemplated by the Loan
Documents, nor compliance with the provisions of the Loan
Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary, (b) violate or conflict with the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (c) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by Section
6.17) in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (d) require the consent or approval of any Person, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not have a Material Adverse Effect.
5.4. Governmental Consents. No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any Governmental Authority, Self-Regulatory Organization or securities exchange is necessary or required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, the application of the proceeds of the Loans, or the consummation of any other transaction contemplated by the Loan Documents. Neither the Borrower nor any Subsidiary is in default under or in violation of any foreign, Federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the Borrower or such Subsidiary, in each case the consequence of which default or violation could reasonably be expected to have a Material Adverse Effect.
5.5. Financial Statements. The Borrower has heretofore furnished to each of the Lenders (a) the September 25, 1998 audited consolidated financial statements of the Borrower and its Subsidiaries and (b) the June 25, 1999 unaudited consolidated financial statements of the Borrower and its Subsidiaries (collectively, the "Financial Statements"). The Borrower has also heretofore furnished to each of the Lenders the December 25, 1998, March 25, 1999, June 25, 1999 and September 24, 1999 quarterly FOCUS Reports of RJA and RJFS (the "RJA/RJFS FOCUS Reports").
Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition, results of operations, changes in shareholders' equity and cash flows of the Borrower and its Subsidiaries at such dates and for the respective periods then ended (except, in the case of the unaudited statements, for normal year-end audit adjustments). The RJA/RJFS FOCUS Reports are correct and complete in all material respects and conform in all material respects to Exchange Act requirements and applicable Commission rules and regulations.
5.6. Material Adverse Change. No material adverse change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole has occurred since June 25, 1999.
5.7. Taxes. The Borrower and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States Federal and applicable state tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. As of the date hereof, the United States income tax returns of the Borrower on a consolidated basis have been audited by the Internal Revenue Service through its Fiscal Year ending September 29, 1995. There are no pending audits or investigations regarding the Borrower's or its Subsidiaries' Federal, state or local tax returns which could reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect.
The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.
5.8. Litigation and Contingent Obligations. There is no litigation, arbitration, proceeding, inquiry or investigation by any Governmental Authority, Self-Regulatory Organization or securities exchange pending or, to the knowledge of any of the Borrower's officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective Properties which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or the consummation of the transactions contemplated by this Agreement. The Borrower and its Subsidiaries have no material contingent obligations not provided for or disclosed in the Financial Statements.
5.9. Subsidiaries. Schedule I hereto contains an accurate list of all of the Borrower's Material Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable, and all such shares and other equity interests owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens.
5.10. ERISA. There are no Unfunded Liabilities relating to any Single Employer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
5.11. Defaults. No Default or Unmatured Default has occurred and is continuing.
5.12. Federal Reserve Regulations. Neither the making of any Advance hereunder or the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.
5.13. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.
5.14. Ownership of Properties. The Borrower and its Subsidiaries have a subsisting leasehold interest in, or good and marketable title to, free of all Liens, other than those permitted by Section 6.17, all of the properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date thereof.
5.15. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect or which restricts or imposes conditions upon the ability of any Material Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to the Borrower, (c) repay loans or advances from the Borrower or (d) grant Liens to the Agent to secure the Obligations. Neither the Borrower nor any Material Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.
5.16. Year 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect, except as the securities industry or securities markets may be affected generally.
5.17. Insurance. The Borrower and its Subsidiaries maintain with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with sound business practice.
5.18. Disclosure. None of the (a) information, exhibits or reports furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, or (b) representations or warranties of the Borrower or any Subsidiary contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary pursuant to this Agreement, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made. There is no fact known to any Authorized Officer (other than matters generally affecting the economy or the financial services industry) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.

                            ARTICLE VI

                             COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, consistently applied, and will furnish to the Lenders:

           (a)As soon as practicable and in any event within 90 days after the close of each of its Fiscal Years, an unqualified audit report from PricewaterhouseCoopers LLP or other independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, changes in shareholders' equity and cash flows, and accompanied by (i) any management letter prepared by said accountants (when available) and (ii) a certificate of said accountants that, in the course of the examination necessary for the preparation of their audit report, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

           (b)As soon as practicable and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income, changes in shareholders' equity and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer.

           (c)As soon as practicable and in any event within 25 days after the close of each Fiscal Quarter, the FOCUS Report for such Fiscal Quarter filed by RJA and RJFS with the Commission.

           (d)Together with the financial statements required by clauses (a) and (b) above, a Compliance Certificate signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

           (e)Within  270  days  after the close  of  each  Fiscal
Year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

           (f)As soon as possible and in any event within 10 days after any Authorized Officer of the Borrower learns thereof, notice of the assertion or commencement of any claim, action, litigation, suit or proceeding against or affecting the Borrower or any Subsidiary, including any investigation or proceeding commenced by the Commission, NASD, MSRB, NYSE or any other Governmental Authority, Self-Regulatory Organization or securities exchange, which could reasonably be expected to have a Material Adverse Effect.

           (g)Promptly   upon  the  furnishing  thereof   to   the
shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

           (h)Within 15 days after the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower files with the Commission and, upon request, any such reports filed by any Subsidiary.

           (i)Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes, including without limitation friendly acquisitions, share repurchases and asset purchases. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to (i) purchase or carry any Margin Stock in violation of Regulation T, Regulation U or Regulation X, (ii) finance the Acquisition of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person, or (iii) fund subordinated loans from the Borrower to any of its Subsidiaries.

6.3. Notice of Default. Within 10 days after any Authorized Officer of the Borrower has knowledge thereof, the Borrower will give notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default or (b) any other event or development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect other than matters generally affecting the economy or the financial services industry.
6.4. Conduct of Business. The Borrower will, and will cause each Material Subsidiary to, (a) subject to Section 6.13(c), preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, (b) maintain all registrations, licenses, consents, approvals and authorizations from and with any Governmental Authority, Self-Regulatory Organization or securities exchange necessary or material to the conduct of its business, and (c) qualify and remain qualified as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to qualify could not have a Material Adverse Effect. The Borrower will not, and will not permit any of its Material Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.
6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States Federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.
6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.
6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, statutes (including, without limitation, the Exchange Act, the Advisers Act, the Investment Company Act and applicable Environmental Laws), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.
6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.
6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles consistently applied.
6.10. Year 2000. The Borrower will take, and will cause each of its Subsidiaries to take, all such actions as are reasonably necessary to successfully implement the Year 2000 Program as to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.
6.11.     Ownership of Subsidiaries.    The Borrower will continue
to own, directly or indirectly, beneficially and of record, free and clear of all Liens and restrictions, 75% of the outstanding shares of capital stock each of RJA and RJFS.
6.12. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
           (a)The Loans hereunder and Indebtedness under the Term Credit Agreement;

           (b)Existing  Indebtedness  described  on  Schedule   II
hereto;

           (c)Securities sold under agreements to repurchase (to the extent such obligations constitute Indebtedness);

           (d)Contingent Obligations permitted by Section 6.16;

           (e)Capital   Lease  Obligations  and   purchase   money
Indebtedness not exceeding $10,000,000 in the aggregate at any time outstanding;

           (f)(i) Moneys due to counterparties under stock loan transactions, (ii) liabilities to customers for cash on deposit, and (iii) liabilities to brokers, dealers and clearing organizations relating to the settlement of securities transactions;

           (g)Indebtedness of Raymond James Credit Corporation in an aggregate principal amount not exceeding $100,000,000 used to finance loans collateralized by public company restricted or control shares;

           (h)Indebtedness of any Subsidiary for borrowed money from the Borrower which represents unsubordinated Indebtedness of such Subsidiary; and

             (i) Unsecured Indebtedness not otherwise permitted by this Section 6.12 in an aggregate principal amount not exceeding $5,000,000.

     6.13. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower, (b) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as the Borrower or such Subsidiary is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist, and (c) any Subsidiary may enter into a merger or consolidation as a means of effecting a disposition permitted by Section 6.14.

6.14. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property, to any other Person except for (a) sales of securities sold in the ordinary course of business, and (b) leases, sales, transfers or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than sales of securities sold in the ordinary course of business) as permitted by this Section 6.14 during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.
6.15. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:
           (a)Existing    Investments    in    Subsidiaries    and
Affiliates;

           (b)Obligations of, or fully guaranteed by, the United States of America; commercial paper and other short-term notes and securities rated investment grade by a national securities rating agency; demand deposit accounts maintained in the ordinary course of business; and certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

           (c)Publicly-traded   securities  and   private   equity
participations;

           (d)Acquisitions of or Investments in Subsidiaries or the capital stock, assets, obligations or other securities of or interest in other Persons provided that (i) each such Person shall be (x) in regard to Material Subsidiaries, incorporated, organized or otherwise formed under the laws of any state of the United States, and (y) engaged in a line of business not substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof, (ii) the transaction (or any tender offer commencing a proposed transaction) shall have been approved and recommended by the board of directors (or functional equivalent thereof) of such Person, and (iii) no Default or Unmatured Default shall have occurred and be continuing either immediately before or after giving effect to such transaction and no Material Adverse Effect would result therefrom; and

           (e)Repurchases  of  up  to  5,000,000  shares  of   the
Borrower's common stock to fund the Borrower's incentive stock option and stock purchase plans and other corporate purposes.

     6.16. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any
Contingent   Obligation   (including,  without   limitation,   any
Contingent Obligation with respect to the obligations of a Subsidiary), except (a) by endorsement of instruments for deposit or  collection in the ordinary course of business, (b)  guarantees by  the  Borrower  of  the Indebtedness of  Raymond  James  Credit
Corporation  in  an  aggregate  principal  amount  not   exceeding
$100,000,000 referred to in Section 6.12(g) and guarantees by the Borrower (or any Subsidiary) of the Indebtedness of any other Subsidiaries in an aggregate principal amount not exceeding $10,000,000, (c) guarantees by the Borrower with respect to settlement of securities transactions by its Affiliates extended to  customers  of,  lenders  to, or clearing  agencies  for,  such
Affiliates,  and  (d)  guarantees  by  the  Borrower  of   up   to
$45,000,000 with respect to the activities of Raymond James Tax Credit Funds, Inc. or any of its Subsidiaries.

6.17. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:
           (a)Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

           (b)Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

           (c)Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

           (d)Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

           (e)Liens   securing  the  Indebtedness   permitted   by
Sections 6.12(b) and (c); and

           (f)Liens  incurred  in  the  ordinary  course  of   the
settlement of securities transactions.

     6.18. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms and (b) transactions among the Borrower and Wholly-Owned Subsidiaries of the Borrower.

6.19. Change in Corporate Structure; Fiscal Year. The Borrower shall not, nor shall it permit any Material Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that the Borrower shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its Fiscal Year to end on any date other than the last Friday in September of each year.
6.20. Inconsistent Agreements. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower, or (iii) repay loans or advances from the Borrower or (b) contains any provision which would be violated or breached by the making of Advances or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document.
6.21.     Financial Covenants.
          6.21.1 Minimum Tangible Net Worth. The Borrower on a consolidated basis with its Subsidiaries at all times after the date hereof shall maintain Tangible Net Worth of not less than (i) $400,000,000 plus (ii) 50% of cumulative Net Income earned after September 24, 1999.

6.21.2 Double Leverage Ratio. The Borrower on a parent-only basis at all times after the date hereof shall maintain a Double Leverage Ratio of not more than 1.15 to 1.0.
6.21.3 RJA Net Capital. The Borrower shall cause RJA at all times after the date hereof to maintain a ratio (computed in accordance with Exhibit A to Rule 15c3-3, "Formula for Determination of Reserve Requirements for Brokers and Dealers") of Net Capital to Aggregate Debt Items of not less than 10%.
6.21.4 RJFS Net Capital. The Borrower shall cause RJFS at all times after the date hereof to maintain a ratio (computed in accordance with Exhibit A to Rule 15c3-3, "Formula for Determination of Reserve Requirements for Brokers and Dealers") of Aggregate Indebtedness to Net Capital of not more than 9.0 to 1.0.
6.21.5 RJA/RJFS Excess Net Capital. The Borrower shall cause RJA and RJFS at all times to have combined Excess Net Capital of not less than $100,000,000.

                            ARTICLE VII

                             DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Representation or Warranty. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

7.2. Non-Payment. (a) Nonpayment of any principal of any Loan when due, or (b) nonpayment of any interest upon any Loan or of any Facility Fee or other obligation under any of the Loan Documents within five days after the same becomes due.
7.3. Specific Defaults. The breach by the Borrower of any of the terms or provisions of Section 6.2, Section 6.3(a), Section 6.4 (second sentence only) or Sections 6.10 through 6.21.
7.4. Other Defaults. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this
Article VII) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.
7.5. Cross-Default. Failure of the Borrower or any of its Material Subsidiaries to pay when due any Indebtedness aggregating in excess of $5,000,000; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any such Indebtedness was created or is governed (or the occurrence of any other event or existence of any other condition) the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Material Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Material Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as then become due.
7.6. Insolvency; Voluntary Proceedings. The Borrower or any of its Material Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this
Section 7.6, or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.
7.7. Involuntary Proceedings. Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.
7.8. Condemnation. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.
7.9. Judgments. (a) The Borrower or any of its Material Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money in excess of $10,000,000 in the aggregate, or (b) the Borrower or any of its Subsidiaries shall fail to pay, bond or otherwise discharge one or more nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case of clauses (a) and (b), is/are not stayed on appeal or otherwise being appropriately contested in good faith.
7.10.     Change in Control.  Any Change in Control shall occur.
7.11. SIPC. The Commission or any Self-Regulatory Organization has notified the SIPC pursuant to Section 5(a)(1) of the SIPA of facts which indicate that the Borrower, RJA or RJFS is in or is approaching financial difficulty, or the SIPC shall file an application for a protective decree with respect to the Borrower, RJA or RJFS under Section 5(a)(3) of the SIPA.
7.12. Broker-Dealer License. The Commission or other Governmental Authority shall revoke or suspend the license or authorization of RJA and RJFS under Federal or state law to conduct business as a securities broker-dealer (and such license or authorization shall not be reinstated within 5 days), or RJA or RJFS shall be suspended or expelled from membership in the NASD, NYSE or any other Self-Regulatory Organization or securities exchange.
7.13. ERISA. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan that could have a Material Adverse Effect.

                           ARTICLE VIII

          ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 30 Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

           (a)Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

           (b)Reduce the percentage specified in the definition of Required Lenders.

           (c)Extend the Facility Termination Date (other than as provided in Section 2.18), or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.1, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its Obligations or rights under this Agreement.

           (d)Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section
12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an  acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the
extent  in  such  writing specifically set  forth.   All  remedies
contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                            ARTICLE IX

                        GENERAL PROVISIONS

     9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in
Section 10.13.
9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.
9.6. Expenses; Indemnification. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, syndication, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that (i) they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification or (ii) they relate solely to a claim or claims between or among the Lenders unrelated to any alleged act or omission of the Borrower. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.
9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.
9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.
9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.
9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure
(i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee (which Transferee has agreed to be bound by this Section 9.11), (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements (which counterparties have agreed to be bound by this Section 9.11) or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4. The obligations of the Lenders under this
Section 9.11 shall survive the termination of this Agreement.
9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Loans provided for herein.
9.13. Disclosure. The Borrower and each Lender hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.
9.14. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
9.15. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK CITY.
9.16. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                             ARTICLE X

                             THE AGENT

     10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and
under   each  other  Loan  Document,  and  each  of  the   Lenders
irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly
set  forth  herein  and  in the other Loan Documents.   The  Agent
agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document
and   that   the  Agent  is  merely  acting  as  the   contractual
representative  of  the  Lenders with only  those  duties  as  are
expressly  set  forth  in  this  Agreement  and  the  other   Loan
Documents.    In   its   capacity  as  the  Lenders'   contractual
representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.
10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder;
(b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).
10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro-rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.
10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.
10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that
(i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and
(ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.
10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.
10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.
10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this
Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.
10.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated August 3, 1999, or as otherwise agreed from time to time.
10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.
10.15. Syndication Agent, Co-Documentation Agents, etc. None of the Lenders identified in this Agreement as a "Syndication Agent" or a "Co-Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

                            ARTICLE XI

                     SETOFF; RATABLE PAYMENTS

     11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any
and   all   deposits  (including  all  account  balances,  whether
provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                            ARTICLE XII

         BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii)
any  assignment  by  any Lender must be made  in  compliance  with
Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the  Person which made any Loan or which holds any Note to  direct
payments  relating  to such Loan or Note to another  Person.   Any
assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2.     Participations.
          12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such
Lender,  any  Note  held by such Lender, any  Commitment  of  such
Lender  or  any  other  interest of such  Lender  under  the  Loan
Documents.   In  the  event  of any  such  sale  by  a  Lender  of
participating   interests   to   a  Participant,   such   Lender's
obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.
12.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.
     12.3.     Assignments.

          12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at
any   time   assign  to  one  or  more  banks  or  other  entities
("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required.
Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning
Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

12.3.2    Effect; Effective Date.  Upon (i) delivery to the Agent
of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the
Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and
Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement
Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
     12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession
concerning   the   creditworthiness  of  the  Borrower   and   its
Subsidiaries;  provided  that  each  Transferee  and   prospective
Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                           ARTICLE XIII

                              NOTICES

     13.1. Notices. Except as otherwise permitted by Section 2.12 with respect to borrowing notices, all notices, requests and other
communications  to  any  party  hereunder  shall  be  in   writing
(including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of  the  Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for  the  purpose  by  notice to the Agent  and  the  Borrower  in
accordance  with the provisions of this Section 13.1.   Each  such
notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.
                    [signature pages to follow]
          IN WITNESS WHEREOF, the Borrower, the Lenders and the Agents have executed this Agreement as of the date first above written.


                                 RAYMOND JAMES FINANCIAL, INC.


                                 By:

                                 Title:

                                   Address for Notices:
                                        880 Carillon Parkway
                                        St.   Petersburg,  Florida
                                        33716
                                        Attention:     Jeffrey  P.
                                        Julien
                                        Telephone:     (727)  573-
                                        3800
                                        Facsimile:     (727)  573-
                                        8365



Commitment:                        BANK ONE, NA,
$25,000,000                            Individually     and     as
Administrative Agent


                                  By:

                                  Title:

                                   Address for Notices:
                                        1 Bank One Plaza
                                        Suite 0159, 16th Floor
                                        Chicago, Illinois  60670
                                          Attention:       Glenyss
Gilliam
                                         Telephone:     (312) 732-
3642
                                         Facsimile:     (312) 732-
3246

Commitment:                        CITIBANK, N.A.,
$25,000,000                            Individually     and     as
Syndication Agent


                                  By:

                                  Title:

                                   Address for Notices:
                                        399 Park Avenue
                                        12th Floor, Zone 11
                                         New  York, New York 10043
Attention:     Peter G. Nealon
                                         Telephone:     (212) 559-
8621
                                         Facsimile:     (212) 371-
6309

Commitment:                        BANK OF AMERICA, NATIONAL
$25,000,000                        ASSOCIATION,
                                     Individually   and   as   Co-
Documentation Agent


                                  By:

                                  Title:

                                   Address for Notices:
                                        335 Madison Avenue
                                        5th Floor
                                         New  York, New York 10017
Attention:     James F. Dever
                                         Telephone:     (212) 503-
7986
                                         Facsimile:     (212) 503-
7013

Commitment:                        THE CHASE MANHATTAN BANK,
$25,000,000                          Individually   and   as   Co-
Documentation Agent


                                  By:

                                  Title:

                                   Address for Notices:
                                        One Chase Manhattan Plaza
                                        21st Floor
                                         New  York, New York 10081
Attention:     Richard Cassa
                                         Telephone:     (212) 552-
6259
                                         Facsimile:     (212) 552-
5142

                                                         Exhibit
                                                         A

                      COMPLIANCE CERTIFICATE

           I,                      certify   that   I    am    the
               of RAYMOND JAMES FINANCIAL, INC. (the "Borrower"), and that as such I am authorized to execute this Compliance Certificate on behalf of the Borrower, and DO HEREBY FURTHER CERTIFY on behalf of the Borrower that:

     1. I have reviewed the terms of that certain Revolving Credit Agreement dated as of October 26, 1999 among the Borrower, the financial institutions named therein (the "Lenders") and Bank One, NA, as administrative agent (the "Agent") (as amended, supplemented or modified from time to time, the "Credit Agreement") and I have made, or have caused to be made by employees or agents under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements;

     2. The examinations described in paragraph 1 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

     3. Schedule I attached hereto sets forth financial data and computations evidencing compliance with the covenants set forth in Sections 6.14, 6.21.1, 6.21.2, 6.21.3, 6.21.4 and 6.21.5 of the
Credit Agreement, all of which data and computations are true, complete and correct. Capitalized terms not defined herein are defined in the Credit Agreement.

           Described below are the exceptions, if any, to paragraph 2 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
     _____________________________________________________________
_____

     _____________________________________________________________
_____

     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ______ day of ______________, _____.

                                   RAYMOND JAMES FINANCIAL, INC.

                                   By:

                                   Title:



                                                        Schedule I


Section 6.14 - Sale of Assets

Asset Dispositions for twelve-month period ending with month in which disposition occurs:

           (a)  Permitted asset dispositions:

                10% of consolidated assets of the Borrower at beginning
of such twelve-month period*                                     $

     (b)   Actual asset dispositions for such period             $

     *Note:   must  also  demonstrate (to the extent  calculable)
that total asset dispositions for such period do not involve Property which is responsible for more than 15% of the consolidated net sales or Net Income of the Borrower for such twelve-month period.

Section 6.21.1 - Minimum Tangible Net Worth

1.   Required Tangible Net Worth:                                $400,000,000
                                                  * plus 50%
of cumulative Net Income earned after                            $
                         September 24, 1999                      $

Total

2.   Actual Tangible Net Worth:                                  $

Section 6.21.2 - Maximum Double Leverage Ratio

 1.         Maximum Double Leverage Ratio                            1.15 to 1.0

2.         Actual Double Leverage Ratio

      (a)  Investment in Subsidiaries                                $

      (b)  Shareholders equity (parent only)                         $

      (c)  Ratio of (a) to (b)                                    ____ to 1.0



Section 6.21.3 - RJA Net Capital Ratio

1.   Minimum RJA Net Capital Ratio                               10%

2.   Actual RJA Net Capital Ratio
                                                                 $
     (a)   Net Capital
                                                                 $
     (b)   Aggregate Debit Items
                                                                 ____%
     (c)   Ratio of (a) to (b)



Section 6.21.4 - RJFS Net Capital Ratio

 1.   Maximum RJFS Net Capital Ratio                                  9.0 to 1.0

2.   Actual RJFS Net Capital Ratio

      (a)    Aggregate Indebtedness                               $

      (b)    Net Capital                                          $

      (c)    Ratio of (a) to (b)                                ____  to
                                                                 1.0


Section 6.21.5  - RJA/RJFS Excess Net Capital

 1.   Minimum combined RJA/RJFS Excess Net Capital
                                                                 $100,000,000
 2.   Actual combined RJA/RJFS Excess Net Capital
                                                                  $


                                                        Exhibit B

                             FORM OF
                      ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and
_______________________________ (the "Assignee") is dated  as  of
____________________, ____.  The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate
Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in
Item 4 of Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

     4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the
Assignor and Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5.    RECORDATION FEE.  The Assignor and Assignee each agree
to pay one-half of the recordation fee required to be paid to the
Agent   in  connection  with  this  Assignment  Agreement  unless
otherwise specified in Item 6 of Schedule 1.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that
(i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor, (iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including, without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of the Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the property, books or records of the Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement,
(ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1,
(vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

     8.    GOVERNING  LAW.   THIS ASSIGNMENT AGREEMENT  SHALL  BE
GOVERNED  BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS,  OF
THE STATE OF NEW YORK.

     9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     10.   COUNTERPARTS; DELIVERY BY FACSIMILE.  This  Assignment
Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

     IN  WITNESS  WHEREOF, the duly authorized  officers  of  the
parties  hereto  have  executed  this  Assignment  Agreement   by
executing Schedule 1 hereto as of the date first above written.

                           SCHEDULE 1

                     TO ASSIGNMENT AGREEMENT


1.   Description and Date of Credit Agreement:

          That certain Revolving Credit Agreement dated as of October 26, 1999 among Raymond James
          Financial, Inc., the Lenders named therein and Bank One, NA, as administrative agent
          (the "Agent").

2.   Date of Assignment Agreement:               , ______.

3.   Amounts (as of Date of Item 2 above):

     (a)   Assignee's  percentage  of revolving  credit  facility
purchased
                under       the       Assignment       Agreement*
_________%

     (b)  Amount of revolving credit facility purchased
                 under       the       Assignment       Agreement
$_________

4.   Assignee's Commitment (or Loans with respect to terminated
     Commitments):                                $__________

5.               Proposed             Effective             Date:
___________


6.        Non-standard      Recordation      Fee      Arrangement
N/A**
[Assignor/Assignee                                             to
pay 100% of fee]
                                                   [Fee waived by
Agent]


Accepted and Agreed:

[NAME OF ASSIGNOR]                 [NAME OF ASSIGNEE]


By:_________________________
By:_________________________

Title:________________________
Title:________________________


Accepted  and  Consented  to  ***  by:             Accepted   and
Consented to *** by:

RAYMOND JAMES FINANCIAL, INC.      BANK ONE, NA


By:_________________________
By:_________________________

Title:________________________
Title:________________________


*    Percentage taken to 10 decimal places.
**   If fee is split 50-50, pick N/A as option.
***  Delete if not required by Credit Agreement.

        ATTACHMENT TO SCHEDULE 1 to ASSIGNMENT AGREEMENT

 Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee